Exhibit 4.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This Amendment No. 1 to Credit Agreement, dated as of August 11, 2011 (this “Amendment”), is entered into by and among Ply Gem Industries, Inc. (the “Specified U.S. Borrower”), Ply Gem Canada, Inc. (the “Canadian Borrower”), Ply Gem Holdings, Inc. (“Holdings”), the other Guarantors listed on the signature pages hereto, the Lenders signatory hereto, UBS AG, Stamford Branch, as U.S. Administrative Agent (in such capacity, the “U.S. Administrative Agent”), UBS AG Canada Branch, as Canadian Administrative Agent (in such capacity, the “Canadian Administrative Agent” and together with the U.S. Administrative Agent, the “Administrative Agents”).

RECITALS

A.      The Specified U.S. Borrower, the Canadian Borrower, Holdings, the U.S. Administrative Agent, the Canadian Administrative Agent, UBS AG, Stamford Branch, as U.S. Collateral Agent and a U.S. L/C Issuer, Wells Fargo Capital Finance, LLC, as Co-Collateral Agent, UBS Loan Finance LLC, as U.S. Swing Line Lender, Wells Fargo Bank, National Association, as a U.S. L/C Issuer, UBS AG Canada Branch, as Canadian Collateral Agent, Canadian Swing Line Lender and a Canadian L/C Issuer, Credit Suisse AG, Cayman Islands Branch, as a U.S. L/C Issuer, Credit Suisse AG, Toronto Branch, as a Canadian L/C Issuer, and the Lenders are parties to that certain Credit Agreement, dated as of January 26, 2011 (as amended hereby and as it may be from time to time hereafter amended, restated or otherwise modified from time to time, the “Credit Agreement”).

B.      The Borrowers have requested that the Administrative Agents and Lenders agree to certain amendments to the Credit Agreement, all as and to the extent set forth in this Amendment and subject to the terms and conditions set forth in this Amendment.

C.      The Administrative Agents and Lenders are willing to so amend the Credit Agreement as and to the extent, and subject to the terms and conditions, set forth in this Amendment.

D.      This Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and of the Loans and other extensions of credit heretofore, now or hereafter made to, or for the benefit of, the Borrowers by the Lenders, the Borrowers, the other Loan Parties, the Administrative Agents and the Lenders hereby agree as follows:

1.           Definitions.  Except to the extent otherwise specified herein, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Credit Agreement (as amended hereby).

2.           Amendments. Subject to the terms and conditions hereof, the Credit Agreement is hereby amended as follows:

2.1.           Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by inserting the following new defined term in the appropriate alphabetical order:

““Additional Canadian Revolving Credit Outstandings” means that portion (if any) of the Total Canadian Revolving Credit Outstandings that is in excess of the Canadian Borrowing Base calculated, for this purpose, without giving effect to the inclusion of U.S. Excess Availability in the calculation of Canadian Borrowing Base.”

2.2.           Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by amending and restating in its entirety clause (a) of the definition of “Canadian Borrowing Base” as follows:

“(a)           the sum of

(i)           90% of the value of Eligible Credit Card Receivables of the Canadian Loan Parties,

(ii)           85% of the value of the Eligible Receivables of the Canadian Loan Parties,

(iii)           85% of the NOLV Percentage of the value of the Eligible Inventory of the Canadian Loan Parties, and

(iv)           the U.S. Excess Availability,”.

2.3.           Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by amending and restating in its entirety the definition of “Cash Dominion Event” as follows:

““Cash Dominion Event” means either (a) the occurrence and continuance of an Event of Default or (b) the failure of the Loan Parties to maintain Excess Availability of at least the greater of (i) 15% of the lesser of (A) the Total Borrowing Base and (B) the Aggregate Commitments and (ii) $20,000,000; provided, however, that, for purposes of this clause (b) for the months of January through March, a Cash Dominion Event shall occur if the Loan Parties fail to maintain Excess Availability of at least $17,500,000.  For purposes of this Agreement, the occurrence of a Cash Dominion Event shall be deemed continuing (a) so long as such Event of Default is continuing and has not been cured or waived, and/or (b) if the Cash Dominion Event arises under clause (b) above, until Excess Availability is equal to or greater than the greater of (i) 15% of the lesser of (A) the Total Borrowing Base and (B) the Aggregate Commitments and (ii) $20,000,000, or for the months of January through March, until Excess Availability is equal to or greater than $17,500,000, in each case, for thirty (30) consecutive days, in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement.”

2.4.           Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by deleting the last sentence of the definition of “Covenant Trigger Event” and replacing it with the following:

“For purposes of determining whether a Covenant Trigger Event shall have occurred and is continuing, no greater than 25% of Excess Availability shall be composed of Canadian Excess Availability and no greater than 25% of the Aggregate Commitments shall be composed of Commitments of Canadian Lenders.”

2.5.           Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by amending and restating in its entirety the definition of “Excess Availability” as follows:

““Excess Availability” means the sum of U.S. Excess Availability and Canadian Excess Availability calculated, for this purpose, without double counting the inclusion of U.S. Excess Availability in the calculation of Canadian Borrowing Base.”

2.6.           Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by amending and restating in its entirety the definition of “Intercreditor Agreement” as follows:

““Intercreditor Agreement” has the meaning specified in Section 10.21.”

2.7.           Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by amending and restating in its entirety the definition of “Senior Secured Notes” as follows:

““Senior Secured Notes” means the senior secured notes of the Specified U.S. Borrower issued and sold on or after February 11, 2011 pursuant to the Senior Secured Notes Documents, as the same may be modified or otherwise supplemented from time to time in accordance with the terms hereof, and any exchange notes issued in exchange therefor, in each case, pursuant to the Senior Secured Notes Indenture, as the same may be modified or otherwise supplemented from time to time in accordance with the terms hereof.”

2.8.           Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by amending and restating in its entirety the definition of “Senior Secured Notes Documents” as follows:

““Senior Secured Notes Documents” means the Senior Secured Notes Indenture, the Purchase Agreement dated as of February 9, 2011 among the Specified U.S. Borrower, the Initial Purchasers (as defined therein) and the guarantors party thereto, the Senior Secured Notes and all other agreements, instruments and other documents pursuant to which the Senior Secured Notes have been or will be issued or otherwise setting forth the terms of the Senior Secured Notes.”

2.9.           Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by amending and restating in its entirety the definition of “Senior Secured Notes Indenture” as follows:

““Senior Secured Notes Indenture” means the Indenture, dated as of February 11, 2011, among the Specified U.S. Borrower, as “Issuer”, the guarantors party thereto, and Wells Fargo Bank National Association, as Trustee.”

2.10.           Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by amending and restating in its entirety the definition of “Total Borrowing Base” as follows:

““Total Borrowing Base” means the sum of the U.S. Borrowing Base and the Canadian Borrowing Base calculated, for this purpose, without double counting the inclusion of U.S. Excess Availability in the calculation of Canadian Borrowing Base.”

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2.11.           Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by amending and restating in its entirety the definition of “Trustee” as follows:

““Trustee” means Wells Fargo Bank National Association, in its capacity as trustee under the Senior Secured Notes Indenture.”

2.12.           Section 2.01(a) (U.S. Revolving Credit Borrowings) of the Credit Agreement is hereby amended by amending and restating clause (iii) of the proviso in the first sentence thereof in its entirety as follows:

“(iii) the Total U.S. Revolving Credit Outstandings, plus any Additional Canadian Revolving Credit Outstandings, shall not exceed the lesser of (x) the U.S. Revolving Credit Facility and (y) the U.S. Borrowing Base.”

2.13.           Section 2.01(c) (U.S. Letter of Credit Commitment) of the Credit Agreement is hereby amended by amending and restating clause (y) of the proviso in the first sentence of subsection (i) thereof in its entirety as follows:

“(y) the Total U.S. Revolving Credit Outstandings, plus any Additional Canadian Revolving Credit Outstandings, shall not exceed the lesser of (I) the U.S. Revolving Credit Facility and (II) the U.S. Borrowing Base”.

2.14.           Section 2.04(A)(a) (The U.S. Swing Line) of the Credit Agreement is hereby amended by amending and restating clause (iii) of the first proviso in the first sentence thereof in its entirety as follows:

“(iii) the Total U.S. Revolving Credit Outstandings, plus any Additional Canadian Revolving Credit Outstandings, shall not exceed the lesser of (x) the U.S. Revolving Credit Facility and (y) the U.S. Borrowing Base;”.

2.15.           Section 4.02 (Conditions to all Credit Extensions) of the Credit Agreement is hereby amended by amending and restating clause (ii) of subsection (d) thereof in its entirety as follows:

“(ii) the lesser of (A) the U.S. Borrowing Base and (B) the U.S. Revolving Credit Facility, exceeds the Outstanding Amount of the U.S. Revolving Credit Loans, U.S. Swing Line Loans and U.S. L/C Obligations, plus any Additional Canadian Revolving Credit Outstandings, at such time, after giving effect to such Credit Extension”.

2.16.           Section 6.01 (Financial Statements; Borrowing Base) of the Credit Agreement is hereby amended by amending and restating subsection (f) thereof in its entirety as follows:

“(f)           (i) with respect to the Initial Borrowing Base Certificate calculated utilizing the Borrowing Base Certificate as of December 31, 2010 and reflecting the most recent field examination conducted by the Agents, on or before the Closing Date and (ii) thereafter, on or before the 15th Business Day after the end of each fiscal month of Holdings (which monthly Borrowing Base Certificate shall be furnished regardless of whether weekly Borrowing Base Certificates are required to be furnished pursuant to the fourth succeeding sentence), the Borrower Agent shall deliver to the Agents (and the Administrative Agent shall promptly deliver same to the Lenders) a Borrowing Base Certificate in respect of each of the U.S. Borrowing Base and the Canadian Borrowing Base, prepared as of the close of business of the previous month.  All calculations of Excess Availability in any Borrowing Base Certificate shall originally be made by the Borrowers and certified by a Responsible Officer of each of the Specified U.S. Borrower and the Canadian Borrower, provided that the Agents may from time to time review and adjust any such calculation in their Credit Judgment to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve.  The Borrowers may elect to submit an interim Borrowing Base Certificate prior to the submission of the monthly Borrowing Base Certificate, prepared as of the 15th day of the month, and any such interim Borrowing Base Certificate shall be the basis of calculating Excess Availability for funding requests.  In the event that an interim Borrowing Base Certificate is submitted, the Borrowers will also submit the normal monthly Borrowing Base Certificate as required above.  Upon the occurrence and during the continuation of a Cash Dominion Event, the Borrowers shall deliver to Agents a weekly Borrowing Base Certificate within three (3) Business Days after the end of each calendar week (each calendar week deemed, for purposes hereof, to end on a Friday), updated as of the close of business on the last Business Day of the immediately preceding calendar week (it being understood that inventory amounts shown in such Borrowing Base Certificate will be based on the inventory amount for the most recently ended month) unless the Agents otherwise agree.  Borrowing Base Certificates shall be delivered with such supporting documentation and additional reports with respect to the U.S. Borrowing Base and the Canadian Borrowing Base as the Agents shall reasonably request;”.

2.17.           Section 7.03 (Indebtedness) of the Credit Agreement is hereby amended by amending and restating subsection (b) thereof in its entirety as follows:

“(b)           in the case of the Specified U.S. Borrower and the U.S. Subsidiary Guarantors, (i) the Senior Secured Notes in an aggregate principal amount not to exceed $800,000,000 and any Permitted Refinancings thereof and (ii) additional Indebtedness of the type outstanding under clause (i) of this subsection (b) in an aggregate principal amount not to exceed $75,000,000 and any Permitted Refinancings thereof;”.

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2.18.           Section 7.06 (Restricted Payments) of the Credit Agreement is hereby amended by amending and restating clause (iv) of subsection (d) thereof in its entirety as follows:

“(iv)           the proceeds of which will be used to repurchase the Equity Interests of Holdings from, or to make a Restricted Payment to any direct or indirect parent company of the Specified U.S. Borrower to enable it to repurchase its Equity Interests from, directors, employees or members of management of Holdings or any direct or indirect parent company of the Specified U.S. Borrower, the Specified U.S. Borrower or any Subsidiary (or their estate, family members, spouse and/or former spouse), in an aggregate amount not in excess of $5,000,000 in any calendar year (excluding the future repurchase of Equity Interests amounting to approximately $12,600,000 from certain executive officers of the Specified U.S. Borrower) plus the proceeds of any key-man life insurance maintained by Holdings, the Specified U.S. Borrower or any of its Subsidiaries; provided that the Specified U.S. Borrower may carry-over and make in any subsequent calendar year or years, in addition to the amount for such calendar year, the amount not utilized in the prior calendar year or years up to a maximum of $15,000,000 (excluding the future repurchase of Equity Interests amounting to approximately $12,600,000 from certain executive officers of the Specified U.S. Borrower); or”.

2.19.           Section 10.21 of the Credit Agreement is amended by amending and restating the first sentence thereof in its entirety as follows:

“Reference is made to the Amended and Restated Lien Subordination and Intercreditor Agreement dated as of February 11, 2011, among the Collateral Agent, on behalf of the Secured Parties, the Trustee, on behalf of the “Noteholder Secured Parties” (as defined therein), and the Loan Parties (the “Intercreditor Agreement”).”

2.20.           Schedule 7.05 to the Credit Agreement is amended by inserting the following to such Schedule:

“Ply Gem Canada, Inc.; provided, that, in the event that Ply Gem Canada, Inc. is the subject of a Disposition, (i) no later than the closing of such Disposition, all Canadian Obligations shall be repaid in full in cash and (ii) from and after the Disposition of Ply Gem Canada, Inc., the Canadian Revolving Credit Facility shall be terminated.”

3.           Representations and Warranties of the Loan Parties.  Each Loan Party hereby represents and warrants to the Administrative Agents and the Lenders, as of the date hereof, that:

3.1.           The execution, delivery and performance by each Loan Party of this Amendment are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

3.2.           No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment, except for the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.

3.3.           This Amendment has been duly executed and delivered by each Loan Party.  This Amendment constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.

3.4.           No Default or Event of Default has occurred and is continuing under the Credit Agreement or any other Loan Document or will occur and be continuing as a result of the execution, delivery and performance of this Amendment or the consummation of any of the other actions contemplated hereby.

4.           Conditions Precedent to Effectiveness.  The effectiveness of the amendments and other agreements set forth in this Amendment are subject in each instance to the satisfaction of each of the following conditions precedent, each in a manner reasonably satisfactory to the Administrative Agents:

4.1.           Amendment.  This Amendment shall have been duly executed and delivered by each Loan Party, the Administrative Agents and Supermajority Lenders (including Lenders having a majority in interest of the Obligations under the Canadian Revolving Credit Facility).

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4.2.           Amendment Fee.  The U.S. Administrative Agent shall have received an amendment fee, for the ratable benefit of each Lender consenting to this Amendment (as evidenced by the timely delivery of such Lender’s signature page hereto), in an amount equal to three and one-half basis points (i.e., 0.035%) of the Revolving Credit Commitments of such consenting Lenders.

4.3.           Other.  The U.S. Administrative Agent shall have received such other documents, agreements or certificates which the U.S. Administrative Agent may reasonably request relating to this Amendment.

5.           Reference to and Effect Upon the Credit Agreement and other Loan Documents.

5.1.           Full Force and Effect.  Each Loan Party hereby consents to this Amendment and hereby confirms and agrees that (a) each Loan Document to which it is a party is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, and (b) the Liens granted by such Loan Party on all Collateral of such Loan Party continue to secure the payment of all of the U.S. Obligations and/or Canadian Obligations (as applicable).

5.2.           No Waiver.  The execution, delivery and effect of this Amendment shall be limited precisely as written and shall not, except as specifically provided herein be deemed to (a) be a consent to any waiver of any term or condition, or to any amendment or modification of any term or condition of the Credit Agreement or any other Loan Document or (b) prejudice any right, power or remedy which any Agent or any Lender now has or may have in the future under or in connection with the Credit Agreement or any other Loan Document.

5.3.           Certain Terms.  Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Loan Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended hereby.

6.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier or “pdf” shall be as effective as delivery of a manually executed counterpart signature page to this Amendment.

7.           Severability.  If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.           Successors.  The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9.           GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.           Costs and Expenses.  As provided in Section 10.04 of the Credit Agreement, the Borrowers shall pay the reasonable out-of-pocket expenses incurred by the Administrative Agents in connection with the preparation, execution and delivery of this Amendment.

11.           Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

PLY GEM INDUSTRIES, INC.

by
/s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

PLY GEM CANADA, INC.

by
/s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

PLY GEM HOLDINGS, INC.

by
/s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I HERETO

by
/s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

NEW ALENCO EXTRUSION, LTD.

By: Alenco Extrusion Management, L.L.C., its General Partner,

by
/s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

[AMENDMENT NO.1 TO PLY GEM CREDIT AGREEMENT]

NEW ALENCO WINDOW, LTD.

By: Alenco Building Products Management, L.L.C., its General Partner,

by
/s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

NEW GLAZING INDUSTRIES, LTD.

By: Glazing Industries Management, L.L.C., its General Partner,

by
/s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

[AMENDMENT NO.1 TO PLY GEM CREDIT AGREEMENT]

UBS AG, STAMFORD BRANCH, as U.S. Administrative Agent

By: /s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

By: /s/ Christopher Gomes
Name: Christopher Gomes
Title: Associate Director

UBS LOAN FINANCE LLC, as a U.S. Lender

By: /s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

By: /s/ Christopher Gomes
Name: Christopher Gomes
Title: Associate Director

UBS AG, CANADA BRANCH, as Canadian Administrative Agent and a Canadian Lender

By: /s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

By: /s/ Christopher Gomes
Name: Christopher Gomes
Title: Associate Director

[AMENDMENT NO.1 TO PLY GEM CREDIT AGREEMENT]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a U.S. Lender
by
/s/ Dennis J. Rebman
Name: Dennis J. Redman
Title: V.P.

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA,
as a Canadian Lender
by
/s/ Carmela Massari
Name: Carmela Massari
Title: Vice President

[AMENDMENT NO.1 TO PLY GEM CREDIT AGREEMENT]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a U.S. Lender
by
/s/ Nupur Kumar
Name: Nupur Kumar
Title: Vice President

/s/ Michael Spaight
Name: Michael Spaight
Title: Associate

CREDIT SUISSE AG, TORONTO BRANCH,
as a Canadian Lender
by
/s/ Alain Daoust
Name: Alain Daoust
Title: Director

/s/ Jane Brean
Name: Jane Brean
Title: Director

[AMENDMENT NO.1 TO PLY GEM CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A.,
as a U.S. Lender and a Canadian Lender
by
/s/ Peter S. Predun
Name: Peter S. Predun
Title: Executive Director

[AMENDMENT NO.1 TO PLY GEM CREDIT AGREEMENT]

Schedule I

Alenco Building Products Management, L.L.C.
Alenco Extrusion GA, L.L.C.
Alenco Extrusion Management, L.L.C.
Alenco Holding Corporation
Alenco Interests, L.L.C.
Alenco Trans, Inc.
Alenco Window GA, L.L.C.
Aluminum Scrap Recycle, L.L.C.
AWC Arizona, Inc.
AWC Holding Company
Glazing Industries Management, L.L.C.
Great Lakes Window, Inc.
Kroy Building Products, Inc.
Mastic Home Exteriors, Inc.
MW Manufacturers Inc.
MWM Holding, Inc.
Napco, Inc.
Ply Gem Pacific Windows Corporation
Variform, Inc.